UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2011

STW RESOURCES HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-51430	20-3678799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

619 West Texas Ave

Suite 126

Midland Texas, 79701

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (432) 686-7777

Copies to:

Marc J. Ross, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Fl.

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     OTHER EVENTS

On April 17, 2011, STW Resources Holding Corp. (the “Company”) entered into a binding letter of intent (the “LOI”) to purchase a group of three privately held limited liability companies (the “Transaction”) owned by Clayton Fowler (“Fowler”), Lee Maddox (“Maddox”) and James R. Phillips (“Phillips” and collectively with Fowler and Maddox, the “Member Owners”).  The Transaction currently contemplates that the acquisition will comprised of two different parts: (a) an asset purchase of JNC Energy Systems, LLC, a Texas limited liability company (“JNC”) and (b) a purchase of membership interests of Green Line Power LLC, a Texas limited liability company (“GLP”) and TexRep7, LLC, a Delaware limited liability company , d/b/a/ Saturn Power (“REP” and together with JNC and GLP, the “Power Co”).  In connection with the acquisition of JNC, the Company has agreed to pay at closing of the Transaction JNC’s outstanding loan with West Texas State Bank.

 The purchase price to be paid by the Company for Power Co would be paid as follows: $450,000 in cash, 3,000,000 shares of the Company’s common stock, and a note in the aggregate principal amount of $90,000, payable 13 months from the date of issuance accruing simple interest at 12 month LIBOR at closing plus 2% payable at maturity.

At closing of the Transaction, Power Co's Member Owners will have the ability to nominate two (2) additional members to the Company’s Board of Directors, subject to approval by the Company’s board of directors.  Furthermore, upon closing of the Transaction, Clayton Fowler and Lee Maddox will join the Company’s management team.

The Transaction is subject to the execution of definitive agreements and will be contingent on a number of customary closing conditions, including the Company’s securing adequate financing of at least $1.3 million, completion of satisfactory due diligence and financial audits, and securing various required consents and approvals. Both the Company’s board of directors and Power Co’s members have approved the transaction and the Company and Power Co have begun the due diligence process and to draft and negotiate the definitive agreements.  The parties intend to use commercially reasonable efforts to close the transaction in the second quarter of 2011 however there can be no assurance that definitive agreement with respect to the proposed acquisition will be reached on such terms, or at all.

GLP and REP have contracts with ERCOT (grid operator & manages the deregulated industry) and ONCOR (regulated electric distribution and transmission), respectively. The acquisition of JNC includes all generation assets and know-how related to the manufacture of its generator units and their installation / interconnection with the grid as well as contracts with producers to provide fuel and space for the JNC generators at the producer's wellheads or the location necessary to perform operations.

A copy of the LOI is filed herewith as Exhibit 99.1.  A copy of the press release discussing the LOI is attached hereto as Exhibit 99.2

The foregoing information is a summary of each of the documents and agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those documents and agreements, each of which is attached as an exhibit to this Current Report on Form 8-K.  Readers should review those documents and agreements for a complete understanding of the terms and conditions associated with this transaction.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

	Exhibit Number	Description

	99.1	Letter of Intent, dated April 17, 2011
	99.2	Press Release, dated April 26, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STW RESOURCES HOLDING CORP.

Date: April 26, 2011	BBy:	/s/ Stanley T. Weiner
Stanley T. Weiner
Chief Executive Officer